UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
WASHINGTON, D.C. 20549

FORM 8-K

CURRENT REPORT
PURSUANT TO SECTION 13 OR 15(d)
OF THE SECURITIES EXCHANGE ACT OF 1934

Date of Report (Date of earliest event reported): December 28, 2022

Infinity Pharmaceuticals, Inc.
(Exact name of registrant as specified in its charter)

Delaware	000-31141	33-0655706
(State or other jurisdiction of incorporation)	(Commission File Number)	(IRS Employer Identification No.)

1100 Massachusetts Avenue, Floor 4, Cambridge, MA	02138
(Address of principal executive offices)	(Zip Code)

Registrant’s telephone number, including area code: (617) 453-1000

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Securities registered pursuant to Section 12(b) of the Act:

Title of Class	Trading Symbol	Name of Exchange on Which Registered
Common Stock, $0.001 par value	INFI	Nasdaq Global Select Market

Indicate by check mark whether the registrant is an emerging growth company as defined in Rule 405 of the Securities Act of 1933 (§230.405 of this chapter) or Rule 12b-2 of the Securities Exchange Act of 1934 (§240.12b-2 of this chapter).

Emerging growth company ☐

If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 13(a) of the Exchange Act. ☐

Item 3.01.	Notice of Delisting or Failure to Satisfy a Continued Listing Rule or Standard; Transfer of Listing.

On December 28, 2022, Infinity Pharmaceuticals, Inc. (the “Company”) received a deficiency letter (the “Notice”) from the Listing Qualifications Department (the “Staff”) of the Nasdaq Stock Market, LLC (“Nasdaq”) notifying the Company that, for the last 30 consecutive business days, the bid price for the Company’s common stock (the “Common Stock”) had closed below $1.00 per share, which is the minimum bid price required to maintain continued listing on the Nasdaq Global Select Market under Nasdaq Listing Rule 5450(a)(1) (the “Minimum Bid Requirement”).

The Notice has no immediate effect on the listing of the Common Stock. In accordance with Nasdaq Listing Rule 5810(c)(3)(A), the Company has 180 calendar days to regain compliance with the Minimum Bid Requirement. To regain compliance, the closing bid price of the Common Stock must be at least $1.00 per share for a minimum of ten consecutive business days during this 180-day period, at which time the Staff will provide written notification to the Company that it complies with the Minimum Bid Requirement, unless the Staff exercises its discretion to extend this ten-day period pursuant to Nasdaq Listing Rule 5810(c)(3)(G). The compliance period for the Company will expire on June 26, 2023.

If the Company does not regain compliance with the Minimum Bid Requirement during the initial 180 calendar day period, the Company may be eligible for an additional 180 calendar day compliance period. To qualify, the Company would need to transfer the listing of the Common Stock to the Nasdaq Capital Market, provided that it meets the continued listing requirement for market value of publicly held shares and all other initial listing standards of the Nasdaq Capital Market, with the exception of the Minimum Bid Requirement. To effect such a transfer, the Company would also need to pay an application fee to Nasdaq and provide written notice to the Staff of its intention to cure the deficiency during the second compliance period. However, if it appears to the Staff that the Company will not be able to cure the deficiency, or if the Company does not meet the other listing standards, the Staff could provide notice that the Common Stock will become subject to delisting. In the event the Company receives notice that its Common Stock is being delisted, Nasdaq rules permit the Company to appeal any delisting determination by the Staff to a Hearings Panel (the “Panel”). The Company expects that its Common Stock would remain listed pending the Panel’s decision. However, there can be no assurance that, if the Company does appeal the delisting determination by the Staff to the Panel, that such appeal would be successful, or that the Company will be able to regain compliance with the Minimum Bid Requirement or maintain compliance with the other listing requirements.

The Company intends to actively monitor the closing bid price of the Common Stock and will evaluate available options to regain compliance with the Minimum Bid Requirement.

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the Registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

INFINITY PHARMACEUTICALS, INC.
Date: December 30, 2022	By:	/s/ Seth A. Tasker
Seth A. Tasker
Chief Business Officer